FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: May 22, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5. Other Events

On May 21, 1997, the Company's Consumers Energy Services Group (CESG) employees voted not to be represented by a union in secret balloting conducted by the National Labor Relations Board (NLRB).

CESG employees cast 761 votes for "no union" and 523 votes for the Utility Workers Union of America (UWUA).

The Company and the UWUA have seven days to file objections to the election. Absent any objections, at the end of the seven days, the NLRB will certify the results.

                                     * * * *

As  previously  reported,  on  January  22,  1997,  the  Company  filed with the
Pennsylvania Public Utility Commission (PUC) an application under the Pennsylvania Electricity Generation Consumer Choice and Competition Act for securitizing $3.6 billion of stranded and related transaction and use of proceeds costs at this time.

On May 22, 1997, the PUC issued an order regarding the Company's application allowing the Company to securitize $1.1 billion of its stranded and related transaction and use of proceeds costs at this time.

The $1.1 billion of securitized costs allowed by the PUC order consists of the following items:

                  $607 million              Generation Plant
                  $373 million              Regulatory Assets
                  $ 96 million              1996 Deferred Fuel Balance
                  $ 22 million              Issuance and use-of-proceeds costs
                                                     (debt and preferred only)

The order defers without prejudice all other aspects of the Company's securitization application. The Company expects that the PUC will consider any further securitization of stranded and other costs in connection with the Company's previously filed restructuring plan. An order regarding that filing is scheduled for January 8, 1998.

                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                PECO ENERGY COMPANY

                                                 s\ J. B. Mitchell
                                              Vice President - Finance
                                                   and Treasurer

May 22, 1997